UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2018

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated June 1, 2018, Home Bancorp, Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that it had inadvertently made payments to three entities which are affiliated with three members of the Audit Committee (Messrs. Daniel G. Guidry, Donald W. Washington and Paul J. Blanchet, III, respectively) of the Company’s Board of Directors. During 2018, the Company made payments aggregating $2,204 to a law firm in which Mr. Guidry is a partner. The fees were for legal work by the firm that commenced prior to Mr. Guidry’s appointment to the Company’s Board of Directors and were related to efforts to collect on certain outstanding loans which had been originated by St. Martin Bank & Trust Company prior to its acquisition by the Company in December 2017. Secondly, the Company reported that it had identified one payment in the amount of $4,410 made in 2018 to the law firm in which Mr. Washington is a partner. Finally, in 2018 the Company made payments aggregating $17,797 to the accounting firm in which Mr. Blanchet a partner for accounting services provided with respect to the final tax return of St. Martin Bancshares, Inc. (“SMB”) pursuant to an engagement entered into by the accounting firm with SMB prior to SMB’s acquisition by the Company in December 2017. Upon its identification of these matters, the Company discontinued any additional payments to Mr. Guidry’s law firm and took steps to ensure that no additional payments would be made to any other firm associated with Messrs. Washington or Blanchet or any other member of the Audit Committee. Other than the matters described above, which have now been addressed by the Company, the Company is not aware of any other continued listing criteria which it has not met.

By letter dated June 7, 2018 from Nasdaq’s Listing Qualifications department (the “Notice”), Nasdaq noted the Company’s recent non-compliance with the Nasdaq’s audit committee composition requirements under Nasdaq Rule 5605(c)(2)(A) (the “Rule”), which requires among other things, that each member of the Audit Committee meet the criteria for independence set forth under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on the matters described above, the Notice indicated that members of the Company’s Audit Committee did not meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and were not eligible to sit on the Company’s Audit Committee, and as a result, the Company did not comply with the Nasdaq Rule. However, the Notice indicated that since the work the directors were compensated for will not continue in the future and, as a result, will lead to no future compensation, the three directors are now eligible members of the Company’s Audit Committee. Accordingly, the Notice indicated that this matter is now closed subject to the Company making the disclosure included in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: June 8, 2018	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

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